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                                                                   Exhibit 99.1
                                                                   ------------




                 AMENDMENT NO. 1 TO SHAREHOLDER RIGHTS AGREEMENT


         This Amendment No. 1 to the Shareholder Rights Agreement between Mac-Gray Corporation, a Delaware corporation ("Mac-Gray"), and State Street Bank and Trust Company, a Massachusetts chartered trust company ("State Street") as Rights Agent, dated June 15, 1999 (the "Rights Agreement"), is made as of February 28, 2001 by and between Mac-Gray and State Street. All capitalized terms used in this Amendment and not defined herein shall have the meaning given such terms in the Rights Agreement.

         WHEREAS, Section 27 of the Rights Agreement provides generally that for so long as the Rights are then redeemable, Mac-Gray may, in its sole and absolute discretion, and the Rights Agent shall, if Mac-Gray so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of the Rights;

         WHEREAS, pursuant to Section 23 of the Rights Agreement, the Rights generally are redeemable at any time prior to the earlier of (i) the close of business on the tenth Business Day following the Stock Acquisition Date or (ii) the Final Expiration Date; and

         WHEREAS, neither the Stock Acquisition Date nor the Final Expiration Date has yet occurred; and

         WHEREAS, Mac-Gray and State Street desire to amend the Rights Agreement in certain respects set forth herein.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT.

                  (a) The fifth sentence of Section 21 of the Rights Agreement is hereby deleted and replaced by the following:

                  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the Commonwealth of Massachusetts or the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the Commonwealth of Massachusetts or the State of New York), in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence.


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                 (b) The second to last sentence of Section 21 of the Rights
Agreement is hereby deleted and replaced by the following:

                  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock of the Company and the Preferred Stock, and give notice to the holders of the Right Certificates by any means reasonably determined by the Company to inform such holders of such appointment (including without limitation, by including such information in one or more of the Company's reports to shareholders or reports or filings with the Securities and Exchange Commission).

         2. EFFECTIVENESS. This Amendment shall become effective immediately.

         3. GOVERNING LAW. This Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         4. COUNTERPARTS. This Amendment may be executed in any number of counterparts,each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



                                       MAC-GRAY CORPORATION



                                       By: /s/  Stewart G. MacDonald, Jr
                                           -----------------------------


                                       Its: Chairman and C.E.O.



                                       STATE STREET BANK AND TRUST COMPANY



                                       By: /s/  Stephen Cesso
                                           -------------------------------
                                           Stephen Cesso

                                       Its: Vice President and General Counsel



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